UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to
FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

HILAND HOLDINGS GP, LP

(Exact Name of Registrant as Specified in its Charter)

Delaware	76-0828238
(State of incorporation	(IRS Employer
or organization)	Identification No.)

205 West Maple, Suite 1100
Enid, Oklahoma 73701
(Address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Common units representing limited partner interests	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:  333-134491 (if applicable).

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.                          Description of Registrant’s Securities to be Registered.

A description of common units representing limited partner interests in Hiland Holdings GP, LP (the “Registrant”) is set forth under the captions “Prospectus Summary,” “Our Cash Distribution Policy and Restrictions on Distributions,” “Description of the Common Units,” “Material Provisions of the Partnership Agreement of Hiland Holdings GP, LP” and “Material Tax Consequences” in the prospectus to be filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus will constitute a part of the Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-134491) (the “Form S-1 Registration Statement”), initially filed with the Securities and Exchange Commission on May 26, 2006. Such prospectus, in the form in which it is so filed, shall be deemed to be incorporated herein by reference.

Item 2.                          Exhibits.

The following exhibits to this Registration Statement on Form 8-A are incorporated by reference from the documents specified which have been filed with the Securities and Exchange Commission.

Exhibit No.	Description

1	Registrant’s Form S-1 Registration Statement, as amended (Registration No. 333-134491), initially filed with the Securities and Exchange Commission on May 26, 2006 (incorporated herein by reference).
2

Certificate of Limited Partnership of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Form S-1 Registration Statement, filed with the Securities and Exchange Commission on May 26, 2006).

3

Amended and Restated of Agreement of Limited Partnership of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Form S-1 Registration Statement, filed with the Securities and Exchange Commission on August 11, 2006).

4

Specimen Unit Certificate for the Common Units (incorporated herein by reference to Exhibit 4.1 to the Form S-1 Registration Statement, filed with the Securities and Exchange Commission on August 11, 2006).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

HILAND HOLDINGS GP, LP

By:	HILAND PARTNERS GP HOLDINGS, LLC,
its General Partner

By:	/s/ Randy Moeder
Randy Moeder
President and Chief Executive Officer

Date:  September 14, 2006

INDEX TO EXHIBITS

Exhibit No.	Description

1.	Registrant’s Form S-1 Registration Statement, as amended (Registration No. 333-134491), initially filed with the Securities and Exchange Commission on May 26, 2006 (incorporated herein by reference).
2.

Certificate of Limited Partnership of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Form S-1 Registration Statement, filed with the Securities and Exchange Commission on May 26, 2006).

3.

Amended and Restated of Agreement of Limited Partnership of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Form S-1 Registration Statement, filed with the Securities and Exchange Commission on August 11, 2006).

4.

Specimen Unit Certificate for the Common Units (incorporated herein by reference to Exhibit 4.1 to the Form S-1 Registration Statement, filed with the Securities and Exchange Commission on August 11, 2006).